                                                             Exhibit 5.1

Letterhead of Robinson & Cole LLP

                                                                                                                                              March 2, 2004

Argan, Inc.
One Church Street
Suite 302
Rockville, MD  20850

                    Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

                    This opinion is furnished to Argan, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering for resale (i) 1,303,974 shares (the "Outstanding Shares") of the Company's Common Stock, par value $0.15 per share (the "Common Stock") that were issued by the Company on April 29, 2003 in connection with a private placement to certain accredited investors (the "Private Placement"), and (ii) 230,000 shares of Common Stock that are issuable by the Company upon exercise of warrants (the "Warrants") issued by the Company in connection with the Private Placement (the "Warrant Shares" and together with the Outstanding Shares, the "Shares").

                    We have based our opinion upon our review of such records, documents, instruments and certificates, and our examination of such questions of law, as we have deemed necessary or appropriate for the purpose of rendering our opinion.  In connection with our opinion, we have, with your consent, assumed the authenticity of all records, documents, instruments and certificates submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents, instruments and certificates submitted to us as copies.

                    This opinion is limited to the federal laws of the United States of America and the Delaware General Corporation Law, and we disclaim any opinion as to the laws of any other jurisdiction.  We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

                    Based upon the foregoing, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) in the case of unexercised warrants, the full exercise price as stated in the Warrants will be paid, upon exercise thereof, for each Warrant Share, (iii) in the case of unexercised warrants, appropriate certificates evidencing the Shares will be executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement have been, or will be in the case of Warrant Shares not yet issued, validly issued and are, or will be in the case of Warrant Shares not yet issued, fully paid and non-assessable.

                    We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement and to the filing of this opinion as an exhibit to, and to the use of this opinion in connection with, the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

                    This opinion is rendered in connection with the Registration Statement.  This opinion may not be relied upon for any other purpose without our prior written consent.  We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                                                                                                                          Very truly yours,

                                                                                                                          /s/ Robinson & Cole LLP
                                                                                                                          Robinson & Cole LLP

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